Exhibit 10
Form SB-2
Mountain Oil, Inc.

                        POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Craig K. Phillips and Joseph F. Ollivier (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.




Dated: October 17, 2000  /s/ Craig K.Phillips_
                         Craig K. Phillips, President and
                         Director


Dated: October 17, 2000  /s/ Joseph F. Ollivier
                         Joseph F. Ollivier, Vice President,
                         Chief Financial Officer and Director


Dated: October 17, 2000  /s/ Lynn Stratford
                         Lynn Stratford, Vice President and
                         Director


Dated: October 17, 2000  /s/ Daniel S. Sam
                         Daniel S. Sam, Secretary, Treasurer,
                         General Counsel and Director


                              E-18
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